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                                                                     Exhibit 5.1

                         BAKER & McKENZIE [LETTERHEAD]


                                                              March 26, 1997


IAT Multimedia, Inc.
Geschaftshaus Wasserschloss
Aarestrasse 17
CH-5300 Vogelsang-Turgi
Switzerland

                  Re:      Securities and Exchange Commission -
                           Registration Statement on Form S-1
                           -------------------------------------

Gentlemen:

                  As counsel to IAT Multimedia, Inc., a Delaware corporation (the "Company"), we have assisted in the preparation of the Company's Registration Statement on Form S-1, File No. 333- , filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

                  In this connection, we have examined and considered the original or copies, certified or otherwise identified to our satisfaction, of the Company's Certificate of Incorporation, as amended to date, its By-laws, resolutions of its Board of Directors, officers' certificates and such other documents and corporate records relating to the Company and the issuance and sale of the Common Stock, as we have deemed appropriate for purposes of rendering this opinion.

                  In all examinations of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostat or other copies. As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company.

                  Based upon the foregoing examination, and the information thus supplied, it is our opinion that (i) the shares of the Company's Common Stock, par value $0.01 per share, when sold as contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable and (ii) the Underwriters' Warrants, when sold as contemplated by the Registration Statement, will constitute legal, valid and binding obligations of the Company.

                  We hereby expressly consent to the reference to our Firm in the Registration Statement under the caption "Legal Matters" in the Prospectus incorporated therein, to the inclusion of this opinion as an exhibit to the Registration Statement, and to the filing of this opinion with any other appropriate government agency.

                                               Very truly yours,

                                               /s/ Baker & McKenzie
                                               -------------------------------
                                               Baker & McKenzie